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[Translation of Chinese original]


                                                                   EXHIBIT 10.10

                     AMENDED AND RESTATED POWER OF ATTORNEY

     I, Songlin Yang, citizen of the People's Republic of China (the "PRC"), PRC ID card number 410105490701051, hereby irrevocably authorize Mr. Yunfan Zhou to exercise the following powers and rights during the term of this Power of
Attorney:

     I hereby assigns Mr. Yunfan Zhou to vote on my behalf at the shareholders' meetings of Beijing AirInBox Information Technologies Co., Ltd and exercise the full voting rights as the shareholder of the company as granted to me by law and under the Articles of Association of the company, including but not limited to, the right to propose the holding of shareholders' meeting, to accept any notification about the holding and discussion procedure of the meeting, to attend the shareholders' meeting of Beijing AirInBox Information Technologies Co., Ltd and exercise the full voting rights (such as, my authorized representative on the shareholders' meeting of the company, to designate and appoint the directors and the general manager and to decide the allotment of the profits, etc.), to sell or transfer any or all of my shares of Beijing AirInBox Information Technologies Co., Ltd, etc.

     The above authorization and designation are based upon the fact that Mr. Yunfan Zhou is acting as an employee of KongZhong Information Technologies (Beijing) Co., Ltd and KongZhong Information Technologies(Beijing) Co., Ltd accepts such authorization and designation. Once Mr. Yunfan Zhou loses his title or position in KongZhong Information Technologies (Beijing) Co., Ltd or KongZhong Information Technologies(Beijing) Co., Ltd issues a written notice to dismiss or replace the designated/authorized person, this Power of Attorney shall become invalid immediately and I will withdraw such authorization to him immediately and designate/authorize other individual employed by KongZhong Information Technologies(Beijing) Co., Ltd to exercise all the rights mentioned above. Therefore, I will sign another Power of Attorney in accordance with the terms and form of this one or with other terms or form subject to KongZhong Information Technologies (Beijing) Co., Ltd's satisfaction.

     The term of this Power of Attorney is ten (10) years except for the early termination of Business Operation Agreement jointly executed by Beijing AirInBox Information Technologies Co., Ltd, KongZhong Information Technologies (Beijing) Co., Ltd, Yunfan Zhou, Zhen Huang, Yang Cha and me by any reason, commencing from the signing date of this Power of Attorney. This Power of Attorney should upon becoming effective replace a similar power of attorney dated March 31, 2004 executed by me.


                                                                /s/ Songlin Yang

                                                                    (Signature)

                                                                    SONGLIN YANG

                                                                       5/10/2004


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                         SCHEDULE OF POWERS OF ATTORNEY

1. From the shareholders of Beijing AirInbox Information Technologies Co., Ltd, each dated May 10, 2004

     (a)  Songlin Yang to Yunfan Zhou
     (b)  Yang Cha to Yunfan Zhou
     (c)  Zhen Huang to Yunfan Zhou

2. From Zhen Huang, as a shareholder of Beijing Boya Wuji Technologies Co., Ltd, to Yunfan Zhou, dated March 30, 2004